Exhibit 5.1

                               September 19, 2002



AmeriCredit Corp.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

         Re:      AmeriCredit Corp. - Registration Statement on Form S-3

Dear Ladies and Gentlemen:

         We have acted as special counsel for AmeriCredit Corp. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate offering price of up to $100,000,000 or the equivalent thereof in one or more foreign currencies:
(i) senior debt securities (the "Senior Debt") and subordinated debt securities (the "Subordinated Debt," and together with the Senior Debt, the "Debt Securities"); (ii) guarantees (the "Subsidiary Guarantees") of the Debt Securities by AmeriCredit Financial Services, Inc., ACF Investment Corp., Americredit Corporation of California, AmeriCredit Financial Services of Canada Ltd. and AmeriCredit Management Company (collectively, the "Guarantors"); (iii) preferred stock, par value $0.01 per share (the "Preferred Stock"); (iv) warrants to purchase Debt Securities (the "Debt Warrants"); (v) warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants," and together with the Debt Warrants, the "Warrants"); (vi) common stock, par value $0.01 per share (the "Common Stock"); (vii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the "Depositary Shares"); (viii) Trust Preferred Securities (the "Trust Preferred Securities") of AmeriCredit Capital Trust I (the "Trust"); (ix) the guarantees by the Company of any Trust Preferred Securities issued by the Trust pursuant to a Preferred Securities Guarantee Agreement to be executed by the Company (the "Preferred Securities Guarantees"); and (x) trust debentures (the "Debentures"). The
Registration Statement incorporates by reference the contents of the registration statement (file nos. 333-54546, 333-54546-01, 333-54546-02,
333-54546-03, 333-54546-04, 333-54546-05 and 333-54546-06) filed by the Company.
The Debt

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AmeriCredit Corp.
September 19, 2002
Page 2

Securities, the Subsidiary Guarantees, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, the Trust Preferred Securities, the Preferred Securities Guarantees and the Debentures are collectively referred to as the "Securities."

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company, the Trust and the Guarantors in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the execution in substantially the form reviewed by us and filed as exhibits to the Registration Statement of (i) the form of Senior Indenture; (ii) the form of Subordinated Indenture; (iii) the form of Senior Debt Securities; (iv) the form of Subordinated Debt Securities; (v) the form of Deposit Agreement; (vi) the form of Warrant Agreement; (vii) the form of Trust Agreement for AmeriCredit Capital Trust I; (viii) the form of Debenture Indenture; and (ix) the form of Preferred Securities Guarantee Agreement.

         In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a Trust Agreement (the "Trust Agreement") to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders from time to time, the Preferred Securities Guarantee, and the Indentures relating to the Securities (the "Indentures") will each be duly authorized, executed and delivered by the parties thereto; (v) each person signing the Trust Agreement, the Preferred Securities Guarantee, and the Indentures will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) and Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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AmeriCredit Corp.
September 19, 2002
Page 3


         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Texas and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. With respect to the Debt Securities to be issued under an Indenture (incorporating one of the forms of indenture filed as Exhibits 4.1 and 4.2 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement), when (a) the Indenture has been (i) duly authorized by the Company's Board of Directors (the "Board"), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon  payment  of the  consideration  therefor  provided  for  therein,  or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Indenture, the Debt Securities to be issued under the Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a resolution relating to the designations, preferences, limitations and relative rights of such Preferred Stock (a "Resolution"), (b) the Resolution has been filed with the Secretary of State of the State of Texas and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either
(i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

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AmeriCredit Corp.
September 19, 2002
Page 4



         3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

         4. With respect to the Depositary Shares, when (a) one or more agreements (incorporating the form of deposit agreement and related form of depositary receipt (the "Depositary Receipt") filed as Exhibit 4.5 to the Registration Statement, or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) relating to the Depositary Shares and the related Depositary Receipts (the "Deposit Agreement") have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Resolution, (c) the Resolution has been filed with the Secretary of State of the State of Texas, (d) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company that meets the requirements for the depositary set forth in the Registration Statement under the applicable Deposit Agreement and (e) the Depositary Receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

         5. With respect to the Debt Warrants, when (a) one or more agreements (incorporating the form of Warrant Agreement and related form of Debt Warrant certificate filed as Exhibit 4.6 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Debt Warrants, (c) the Debt Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided
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AmeriCredit Corp.
September 19, 2002
Page 5


for therein, the Debt Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. With respect to the Equity Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Equity Warrants, the terms of the offering thereof, and related matters, including, in the case of Warrants to purchase Preferred Stock, the adoption of a Resolution which has been filed with the Secretary of State of the State of Texas, (b) the Warrant Agreement or agreements relating to the Equity Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the Equity Warrants or certificates representing the Equity Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Equity Warrants will be validly issued.

         7. When executed and delivered by or on behalf of the Guarantors, the Subsidiary Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

         8. When the Preferred Securities Guarantee has been duly authorized by all requisite corporate action and qualified under the Trust Indenture Act, duly executed as specified in the form of Preferred Securities Guarantee Agreement filed as Exhibit 4.11 to the Registration Statement and delivered in the manner described in the Registration Statement, the Preferred Securities Guarantee will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         9. When (a) the Debenture Indenture has been duly qualified under the Trust Indenture Act, (b) the Board has taken all necessary corporate action to approve the issuance and terms of any Trust Debentures, (c) the terms of the Trust Debentures and of their issuance and sale have been duly established in conformity with the Debenture Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (d) the Trust Debentures have been duly executed and authenticated in accordance with the Debenture Indenture and issued as contemplated in the Registration Statement, the Trust Debentures will constitute valid and legally binding obligations of the Company.

         The opinions rendered in paragraphs 1, 2, 4, 5, 6, 7, 8 and 9 above relating to the enforceability of the operative documents, or any provision thereof, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors

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AmeriCredit Corp.
September 19, 2002
Page 6

generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) we express no opinion concerning the enforceability of any waivers of rights or defenses or indemnification provisions of the Indentures where such waivers or provisions are contrary to public policy.

         To the extent that the obligations of the Company, the Trust, and the Guarantors under the Debenture Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Debenture Indenture; that the Debenture Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Debenture Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Debenture Indenture.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              JENKENS & GILCHRIST,
                                              A Professional Corporation


                                              /s/ L. Steven Leshin
                                              --------------------------------
                                              By:  L. Steven Leshin